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                         INSIGNIA FINANCIAL GROUP, INC.
                     (FORMERLY INSIGNIA/ESG HOLDINGS, INC.)
                              AS OF MARCH 17, 2000

I. SUBSIDIARIES

ENTITY                                                        STATE OF FORMATION

American Housing, L.L.C.                                      Delaware
Barnes Morris Pardoe & Foster Management Services, LLC        Delaware
Beattie Place, LLC                                            Delaware
Centennial Directives, LLC                                    Delaware
Construction Interiors, Inc.                                  Delaware
Corporate Relocation Management, Inc.                         Ohio
Douglas Elliman, LLC                                          Delaware
E.S.G. Operating Co., Inc.                                    New York
Edward S. Gordon Management Corporation                       New York
EdificeRex.com, Inc.                                          Delaware
FC&S Management Company                                       Illinois
First Ohio Escrow Corporation, Inc.                           Ohio
First Ohio Mortgage Corporation, Inc.                         Ohio
Forum Properties, Inc.                                        Oregon
Goldie B. Wolfe & Company                                     Illinois
Hotel Partners Limited                                        United Kingdom
I/ESG Kensington Investors, LLC                               Delaware
ICIG 101 Marietta, LLC                                        Delaware
ICIG Airport Technology, LLC                                  Delaware
ICIG Bingham, LLC                                             Delaware
ICIG Brookhaven, LLC                                          Delaware
ICIG Country Club Manor, L.L.C.                               Delaware
ICIG Directives, L.L.C.                                       Delaware
ICIG Dolphin Village, L.L.C.                                  Delaware
ICIG Fresh Meadows, L.L.C.                                    Delaware
ICIG Mockingbird, L.L.C.                                      Delaware
ICIG Oakhill Directives, L.L.C.                               Delaware
ICIG Parkway Tower, L.L.C.                                    Delaware
ICIG Peakview Place, LLC                                      Delaware
ICIG Santa Rosa, LLC                                          Delaware
IFC Acquisition Corp. I                                       Delaware
IFC Acquisition Corp. II                                      Delaware
IFS Acquisition LLC                                           Delaware
IFS Acquisition LLC II                                        Delaware
IFSE Holding Co., LLC                                         Delaware
IIII-CCI Holdings, LLC                                        Delaware
IIII-CMI Holdings, LLC                                        Delaware
IIII-GSI Holdings, LLC                                        Delaware
IIII-LNI Holdings, LLC                                        Delaware
IIII-MCI Holdings, LLC                                        Delaware
IIII-MDUBB Holdings, LLC                                      Delaware


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I. SUBSIDIARIES

ENTITY                                                        STATE OF FORMATION

IIII-OSA Holdings, LLC                                        Delaware
IIII-PFI Holdings, LLC                                        Delaware
IIII-SLI Holdings, LLC                                        Delaware
IIII-TCI Holdings, LLC                                        Delaware
IIII-WI Holdings, LLC                                         Delaware
IIII-WMI Holdings, LLC                                        Delaware
IFS Securities, Inc.                                          Delaware
IPCG, Inc.                                                    Delaware
IVR, Inc.                                                     Delaware
Insignia/ESG, Inc.                                            Delaware
Insignia/ESG of Alabama, Inc.                                 Delaware
Insignia/ESG of California, Inc.                              Delaware
Insignia/ESG of Colorado, Inc.                                Delaware
Insignia/ESG of Texas, Inc.                                   Delaware
Insignia/ESG Capital Corporation                              Delaware
Insignia BV                                                   Dutch
Insignia Commercial Group West, Inc.                          Delaware
Insignia Commercial Investments Group, Inc.                   Delaware
Insignia Commercial Management, Inc.                          Delaware
Insignia Construction Management Services - New York, Inc.    Delaware
Insignia Development Company, L.L.C.                          Delaware
Insignia Development Corporation                              Delaware
Insignia EC Corporation                                       Delaware
Insignia Financial Services, Inc.                             Delaware
Insignia GmbH                                                 Germany
Insignia Hotel Partners Limited                               United Kingdom
Insignia Hotels, L.L.C.                                       Delaware
Insignia Hotels II, L.L.C.                                    Delaware
Insignia Hotels III, L.L.C.                                   Delaware
Insignia Internet Initiatives, Inc.                           Delaware PIC
Insignia Investment Management, Inc.                          Delaware
Insignia IP Inc.                                              Delaware PIC
Insignia Opportunity Directives, LLC                          Delaware
Insignia Opportunity Partners                                 Delaware general
partnership
Insignia Opportunity Trust  (REIT)                            Maryland
Insignia RE Advisors Limited                                  Ireland
Insignia RE Europe Limited                                    United Kingdom
Insignia RO, Inc.                                             Delaware
Insignia Realty Investors, LLC                                Delaware
Insignia Residential Group, Inc.                              Delaware
Insignia Residential Investment Corporation                   Delaware
Insignia Richard Ellis Europe Limited (see attachment)        United Kingdom
Insignia Richard Ellis Limited                                United  Kingdom
Insignia Rooney Management, Inc.                              Delaware

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I. SUBSIDIARIES

ENTITY                                                        STATE OF FORMATION

Insignia S.A.                                                 Belgium
Insignia SpA                                                  Italy
Insignia Title Agency, Ltd.                                   Ohio LLC
Insignia (UK) Holdings Limited                                United Kingdom
Lynch Murphy Walsh & Partners, LLC                            Delaware
MAP VII Acquisition  Corporation                              Delaware
Metropolitan Acquisition VII, L.L.C.                          Delaware
MIP I, LLC                                                    Delaware
MIP II, LLC                                                   Delaware
O'Donnell Property Services, Inc.                             California
Oppenheimer-West Village Properties, Inc.                     New York
Payroll Services, Inc.                                        Pennsylvania
Property Consulting Services, Inc.                            Delaware
RAC Acquisition, LLC                                          Delaware
RAQZ Corp.                                                    New York
RJN Corporation                                               Delaware
Realty One, Inc.                                              Ohio
RexSpeed, Inc.                                                Delaware
Richard Ellis St. Quintin Limited                             United Kingdom
Rostenberg-Doern Management Corp.                             New York
S.I.A., Inc.                                                  New York
Strategic Acquisition Corporation                             Delaware
Washington Village Housing Corporation                        New York
Westville Properties, Inc.                                    New York





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ATTACHMENT 1


30 Marsh Wall Limited
Richard Ellis Holdings Limited
Richard Ellis Financial Holdings Limited
Richard Ellis Corporate Finance Limited
Richmount Enterprise Zone Managers Limited
Richmount Management Limited
Richmount Underwriting Limited
Richmount Marketing Limited
Richard Ellis Fund Management Limited
Richard Ellis Structured Finance Limited
Richard Ellis Financial Limited
Richard Ellis Limited
R.E.F. Services Limited
Richard Ellis Gunne (Northern Ireland) Limited
Richard Ellis (Ireland) Limited
Richard Ellis Gunne Limited Waresure Limited
Richard Ellis Services Limited
REFS Holdings Limited
Richard Ellis Corporate Capital Limited
Richard Ellis (Incorporating Hepper Robinson) Limited
Richard Ellis Midlands Limited
Richard Ellis Regional Limited
Business Parks Consultancy Limited
Capital and County Properties Limited
Laser Richmount Limited


Richard Ellis St. Quintin Facilities Management Limited
Richard Ellis St. Quintin Jersey Limited


St. Quintin Property Finance Limited (will be transferred to Richard
  Ellis Corporate Finance Limited)
St. Quintin (unlimited)
St. Quintin Channel Islands Limited
St. Quintin Jersey Limited
St. Quintin Isle of Man Limited
St. Quintin  Europe Limited
Studley St. Quintin International Limited
Consultores de Investimentos Lda   (20% interest through Channel Islands co.)
Sociedede de Mediacao imobiliaria Lda   (25% interest through the
  Channel Islands co.)


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